UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 7, 2018

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Bojangles’, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 7, 2018. A total of 33,704,233 shares of common stock, representing approximately 91.90% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meetings are as follows:

Proposal 1: All of the Class III nominees for director were elected to serve a three-year term until the 2021 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Class III Nominees	For	Withheld	Broker Non-Votes
Steven J. Collins	25,787,585	4,658,327	3,258,321
Robert F. Hull, Jr.	30,121,402	324,510	3,258,321
Steven M. Tadler	25,644,363	4,801,549	3,258,321

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 30, 2018 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstained
33,476,541	145,501	82,191

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

June 8, 2018	By:	/s/ Laura Roberts
Laura Roberts Vice President, General Counsel, Compliance Officer and Secretary